Exhibit 99.1
INVESTOR PRESENTATION October 2012 1
Forward Looking Statements 2 The information in this presentation includes certain forward- looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with Securities and Exchange Commission.
The Healthcare Industry 3 Most Complex and Regulated Constantly undergoing Reform Recession Resistant U.S. spends more per capita worldwide Fastest growing Segment of Economy (will increase 34.5% by 2020)
4 Size and Scope of the Market Healthcare as Percentage of GDP
Hospital Sector 5 12% of the ownership in the industry are for- profit 75% (37 of 50) top hospitals rated most highly by patients are physician-owned hospitals Approximate Hospital Ownership in United States
Physicians (American Medical Association) Hospitals (American Hospital Association) Third Party Payers (Insurance and Medicare/Medicaid) "All Compete for the Patient and the Payment !" Understanding Healthcare
Time Performance An Industry Ready for Disruptive Innovation
Finding a Solution? 8 A Physician-Centric Healthcare Network reduces the cost and increases the quality of healthcare, through the creation of an Integrated Regional Eco-system !
Business Overview 9 University General Health System, Inc. (UGHS): Creating a diversified, integrated, multi- specialty, regional healthcare provider that delivers concierge, physician - centric and patient-oriented high quality services
Core Business Philosophy 10
Use of Our Public Currency 11 Our Stock will provide physicians with investor incentives for long term participation Physician Ownership aligns their interests with other shareholders UGHS becomes the Acquirer of Choice
Strategic Acquisition Plan 12 Ambulatory Surgical Centers Diagnostic Imaging Centers Physical Therapy Clinics Senior Living Communities 501(a) - M.S.O.s (Ownership of Physician Practices) Home Health and Post-Acute SNF Rehabilitation Therapy Clinics Other Strategic General Acute Care Hospitals
13 A General Acute Care Hospital in Houston, TX Two Ambulatory Surgical Centers (ASC) A state-of-the-art revenue cycle Management Company A luxury hospitality service and facility Management Company Three senior living facilities and Management Company Two Hyperbaric Wound Care Centers Two Diagnostic Imaging Centers Two Physical Therapy Centers A Sports and Rehabilitation Center A Sleep Center UGHS Current Holdings
UGHS Eco-system 14 Hospital Senior Living Dx Imaging Amb. Surg. Center Physical Therapy
Key Statistics 15 UGHS Company Snapshot (6/30/2012) UGHS Company Snapshot (6/30/2012) Employees 619+ Full time employees 500+ Market cap ~$130 mm Basic Shares outstanding 326 mm Shares in the float ~9 mm Total assets $127 mm Adjusted EBITDA 1H* $15.4 mm Adjusted EBITDA Margin 32% 40% of shares held by management or affiliates 80% of shares under lock Up/leak Out * Adjusted EBITDA is calculated as net income + income taxes + debt and lease obligations + depreciation and amortization - other non-operating expense - interest income
Quarterly Gross Margin Trend 16 Inflection point occurred in Q1 2012 and continued through Q2 2012
Quarterly Book Value & Net Income 17 From Q1 2011 to Q2 2012 UGHS increased Book Value by approximately $38mm Book Value growth is supported by profitability
Quarterly EBITDA Trend 18 UGHS is experiencing excellent EBITDA trend line growth, reflected by a recent 140% increase from Q1 2012 to Q2 2012
% Change H1 2011 to H1 2012 19 UGHS generated approximately 53% growth in sales and 230% growth in EBITDA from H1 2011 to H1 2012
Organizational Chart 20
Recap Investment Highlights 21 Physician Ownership Founded by Physicians Chairman is an active Physician Majority of stock after going public held by Physicians Diversified Services ASCs HBOTs PT/Rehab Dx Imaging Senior Living Secrets to Success General Acute Care - Versus Specialty 550+ Physicians, 150+ New Physicians Regional Coverage In-Network
Investment Highlights (Continued) 22 Attractive Market Dynamics UGHS - The Future of Healthcare - Diversified Low Cost, High Quality Concierge Model Physician-Centric Solid Financial Performance (H1,2012 vs. H1,2011) Net income - $5.6 mm vs. ($0.7 mm) Adjusted EBITDA - $15.4 mm vs. $5.2 mm, increase of 196% Operating Income - $11.9 mm vs. $1.7 mm, increase of 600% FY 2012 adjusted net income projection of $25 mm Sustainable Business Model Eco-system creates incentive Adaptable Nimble Experienced
Experienced Leadership 23 Our senior management team has diverse experience in healthcare management and are leaders with proven success, and over 150 years of experience.
Contact Us Donald W. Sapaugh President 713-375-7557 dsapaugh@ughs.net Craig Allison Investor Relations 914-630-7429 callison@ughs.net Forward Looking Statements The information in this presentation includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with Securities and Exchange Commission. 24